Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2021 (April 14, 2021 as to the Stock Split described in Note 1 and January 4, 2022 as to the Reorganization described in Note 1), relating to the financial statements of Latham Group, Inc. (formerly, Latham Topco, Inc.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

January 4, 2022